Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS ANNOUNCES BRUCE THORN AS CHIEF EXECUTIVE OFFICER

Columbus, Ohio - August 28, 2018 - Big Lots, Inc. (NYSE: BIG) announced today that Bruce K. Thorn, 51, a well-respected retail industry executive, has been named Chief Executive Officer and President of Big Lots, Inc. Mr. Thorn was most recently the President and Chief Operating Officer of Tailored Brands, Inc., a leading specialty retailer of men's tailored clothing and men's formalwear. Tailored Brands announced Mr. Thorn’s resignation today. Following a transition period with Tailored Brands, Mr. Thorn is expected to be formally appointed as the CEO and President of Big Lots at the end of September, at which time Mr. Thorn will also be appointed as a director to fill the vacancy created at the time of David Campisi’s retirement in April 2018.

Mr. Thorn joined Tailored Brands in 2015 as Executive Vice President and Chief Operating Officer. In March 2017, he was named President and Chief Operating Officer.  Prior to joining Tailored Brands, Mr. Thorn held various enterprise level roles with PetSmart, Inc. since 2007, most recently as Executive Vice President, Store Operations, Services and Supply Chain.  Mr. Thorn’s other experiences include leadership positions with Gap, Inc., Cintas Corp, LESCO, Inc. and The United States Army. Mr. Thorn earned a B.S. from the U.S. Military Academy at West Point and an M.B.A. from the University of Cincinnati.

“Bruce Thorn is a strong strategic thinker in addition to being an accomplished retail executive and operator,” said Cynthia T. Jamison, Chair of the Nominating / Corporate Governance Committee and of the Board’s search committee. “We were fortunate to be able to consider a couple of very capable internal candidates in addition to a broad range of external candidates. Bruce’s combination of strategic vision, leadership skills and history of operational success impressed all of us and the search firm that we used in the process. We believe that he will be able to build on the Company’s transformation into a community retailer while also nimbly navigating the rapidly changing and disrupted retail environment.”

James R. Chambers, the Company’s non-executive Chair, added: “The entire Board looks forward to welcoming Bruce to Big Lots and to his leadership. We also want to express our gratitude to Lisa Bachmann, Executive Vice President, Chief Merchandising and Operating Officer, and Tim Johnson, Executive Vice President, Chief Administrative Officer and Chief Financial Officer, as well as the other members of the Company’s Executive Leadership Team (ELT), for their leadership and stewardship of the Company during the search period of the past several months. We are confident that Bruce’s addition will make an already strong and well-established management team even better.”

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

About Big Lots, Inc.
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a community retailer operating 1,416 BIG LOTS stores in 47 states, dedicated to friendly service, trustworthy value, and affordable solutions in every season and category - furniture, food, décor, and more. We exist to serve everyone like family, providing a better shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words "anticipate," "estimate," "expect," "objective," "goal," "project," "intend," "plan," "believe," "will," "should," "may," "target," "forecast," "guidance," "outlook" and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com